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                         SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
------------------                                      ----------------------

InSight Health Corp.                                    Delaware
    Mississippi Mobile Technology, Inc.                 Mississippi
    Radiosurgery Centers, Inc.                          Delaware
Maxum Health Corp.                                      Delaware
    Quest Financial Services, Inc.                      Delaware
    Maxum Health Services Corp.                         Delaware
         Diagnostic Solutions Corp.                     Delaware
         Maxum Health Services of North Texas, Inc.     Texas
         Maxum Health Services of Dallas, Inc.          Texas
         MTS Enterprises, Inc.                          Texas
         NDDC, Inc.                                     Texas
Open MRI, Inc.                                          Delaware
Radiology Services Corp.                                Delaware
Signal Medical Services, Inc.                           Delaware